EXHIBIT NO. 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Sean Wheatley
Factory Card & Party Outlet Corp.
(630) 579-2164
swheatley@factorycard.com

FACTORY CARD & PARTY OUTLET CORP.

ANNOUNCES SALES FOR TWO MONTHS ENDED JANUARY 3, 2004

NAPERVILLE, IL (January 8, 2004)—Factory Card & Party Outlet Corp. (FCPO) reported sales for the two months ended January 3, 2004 declined 3.4 percent to $44.8 million. Comparable store sales declined 5.1 percent.

“Our sales performance for the two months primarily reflects a decline in greeting cards, giftwrap and seasonal gifts,” stated Gary Rada, President & Chief Executive Officer. “Our everyday party sales continued to show a positive increase, reflecting the repositioning of this category in 2003.”

Factory Card & Party Outlet, (www.factorycard.com) based in Naperville, Illinois, currently operates 176 Company-owned retail stores in 20 states, offering an extensive assortment of party supplies, greeting cards, giftwrap, and other special occasion merchandise at everyday value prices.

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, year-end adjustments and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements express or implied by such forward-looking statements.

In general, the results, performance or achievements of the Company and its stores and the value of the Company’s common stock are dependent upon a number of factors including, without limitation, the dependence on key personnel; competition, ability to anticipate merchandise trends and consumer demand; ability to maintain relationships with suppliers; successful implementation of information systems; successful handling of merchandise logistics; inventory shrinkage; ability to meet future capital needs; governmental regulations; and other factors both referenced and not referenced in the Company’s filings with the Securities and Exchange Commission.